Exhibit  1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-10
*CUSIP:   21988G833

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 28, 2006.

INTEREST ACCOUNT
----------------

Balance as of  October 1, 2005.....                                       $0.00
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00
        Interest portion of Call Price received March 28,           $970,137.00
        2006 upon exercise of Call Warrants by 100% of the
        holders thereof.....

LESS:
        Distribution to the Certificate Holders on March           -$970,137.00
        28, 2006.....
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of  March 28, 2006.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  October 1, 2005.....                                       $0.00
        Scheduled Principal received on securities.....                   $0.00
        Principal portion of Call Price received March 28, 2006 $25,056,000.00 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
        Distribution of principal to Certificate Holders on     -$25,056,000.00
        March 28, 2006.....
        Distribution of $37,800,000 principal amount of                  -$0.00
        underlying securities to Call Warrants Holder on
        March 28, 2006.....
Balance as of  March 28, 2006.....                                        $0.00


                UNDERLYING SECURITIES HELD AS OF    March 28, 2006

         Principal
          Amount                               Title of Security
         ---------                             -----------------
              $0.00         Motorola, Inc. 5.22% Debentures due October 1, 2097
                            *CUSIP:   620076AM1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.